UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2011

CHINA MODERN AGRICULTURAL INFORMATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-164488	27-2776002
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. A09, Wuzhou Sun Town Limin Avenue, Limin Development District Harbin, Heilongjiang, China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0451-84800733

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

 USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of China Modern Agricultural Information, Inc. and its consolidated subsidiaries, Value Development Holding, Ltd., Value Development Group Ltd., Harbin Jiasheng Consulting Managerial Co., Ltd., and its variable interest entities, Heilongjiang Zhongxian Information Co., Ltd. and Heilongjiang Xinhua Cattle Industry Co., Ltd..

Item 1.01 Entry into a Material Definitive Agreement

Amendment of Letter of Intent

On September 26, 2011, our Chinese variable interest entity, Heilongjiang Zhongxian Information Co., Ltd. (“Heilongjiang Zhongxian”) and Harbin JinShangjing Technology Investment Co., Ltd., a Chinese company  (“Harbin JinShangjing”), entered into an amendment (the “Letter of Intent Amendment”) to that certain Letter of Intent (the “Original Letter of Intent”) dated July 10, 2011 pursuant to which Heilongjiang Zhoangxian and Harbin JinShangjing, being the sole equity owner of Shangzhi Yulong Cattle Co., Ltd., a Chinese company (“Shangzhi Yulong”) intend to execute a definitive equity transfer agreement (the “Definitive Agreement”) providing for the acquisition by the Company of 100% of the equity interests of Shangzhi Yulong (the “Proposed Acquisition”) within the term of the Letter of Intent (90 days after the July 10, 2011) (the “Original Expiration Date”). The Letter of Intent Amendment amends and restates Section III of the Original Letter of Intent to provide that the term of the Letter of Intent shall be extended by 90 days following the Original Expiration Date. Under the Letter of Intent Amendment, except as otherwise expressly provided therein, the Original Letter of Intent, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

A copy of the translation of the Letter of Intent Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Letter of Intent Amendment is qualified in its entirety by reference to the full text of the Letter of Intent.

The Letter of Intent Amendment has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or Harbin Jinshangjing or Shangzhi Yulong or their respective subsidiaries or affiliates. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or Harbin Jinshangjin or Shangzhi Yulong or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Letter of Intent Amendment, which subsequent information may or may not be fully reflected in public disclosures.

Forward Looking Statements

Information set forth herein contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties.  The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information.  Such forward-looking statements include, but are not limited to, statements about each party’s efforts to implement the business combination transaction involving the Company and Shangzhi Yulong, the benefits of the business combination transaction involving the Company and Shangzhi Yulong, including future financial and operating results, the combined company’s plans, objectives, expectations (financial or otherwise) and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the outcome of the evaluation of the assets of Shangzhi Yulong; the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; uncertainty of the expected financial performance of the Company following completion of the proposed transaction; the Company’s ability to achieve the cost savings and synergies contemplated by the proposed transaction within the expected time frame; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; and general economic conditions that are less favorable than expected.  Additional information and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site http://www.sec.gov.  The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description

2.1	Letter of Intent Amendment, dated as of September 26, 2011, by and between Heilongjiang Zhongxian Information Co., Ltd. and Harbin JinShangjing Technology Investment Co., Ltd. (English Translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MODERN AGRICULTURAL INFORMATION, INC.

Date: September 30, 2011	By:	/s/ Wang Youliang
Wang Youliang
Chief Executive Officer

3